UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2015, at the Annual Meeting of Cyclacel Pharmaceuticals, Inc. (the “Company”), our stockholders approved our 2015 Equity Incentive Plan (the “2015 Plan”). A description of the material features of the 2015 Plan and related matters are set forth in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2015, under the heading “Proposal 3: Approval of the Company’s 2015 Equity Incentive Plan,” and is incorporated herein by reference. Such description is qualified in its entirety by reference to the actual terms of the 2015 Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of the Company was held on May 22, 2015 (the “Annual Meeting”).

(b)           Proposals Submitted to the Company’s Stockholders

The following proposals were submitted to the holders of the Company’s shares of common stock and voted upon at the Annual Meeting: (i) the election of three Class 3 directors to the Company’s board of directors, (ii) the ratification of the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, (iii) the approval of the 2015 Plan and (iv) the approval by an advisory vote of the compensation of our named executive officers, as disclosed in the proxy statement for the Annual Meeting.

(i)            Votes of the common stockholders regarding the election of the Class 3 director nominees were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Paul McBarron	9,224,483	461,645	11,958,650
Dr. Nicholas Bacopoulos	9,248,846	437,282	11,958,650
Dr. Christopher Henney	9,257,738	428,390	11,958,650

Based on the votes set forth above, Paul McBarron, Dr. Nicholas Bacopoulos and Dr. Christopher Henney were duly elected as Class 3 directors of the Company to serve until the 2018 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal.

(ii)           Votes of the common stockholders regarding the ratification of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,354,331	912,351	378,096	0

Based on the votes set forth above, the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was ratified.

(iii)           Votes of the common stockholders regarding the approval of the Company’s 2015 Plan were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,988,101	619,445	78,582	11,958,650

Based on the votes set forth above, the proposal to approve the Company’s 2015 Plan was approved.

(iv)          The advisory votes of the common stockholders on the compensation of our named executive officers as disclosed in our proxy statement for the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,907,492	688,553	90,083	11,958,650

Based on the votes set forth above, the compensation of our named executive officers as set forth in our proxy statement for the Annual Meeting was approved.

Item 8.01              Other Events.

On May 22, 2015, the Board of the Company declared a quarterly cash dividend in the amount of $0.15 per share on the Company’s 6% Convertible Exchangeable Preferred Stock (“Preferred Stock”). The cash dividend will be payable on August 1, 2015 to the holders of record of the Preferred Stock as of the close of business on July 17, 2015.

The Board considered numerous factors in determining whether to declare the quarterly dividend, including the requisite financial analysis and determination of a surplus. While the Board will analyze the advisability of the declaration of dividends in future quarters, there is no assurance that future quarterly dividends will be declared.

Item 9.01               Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit
Number	Description

10.1	Cyclacel Pharmaceuticals, Inc. 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: May 22, 2015